UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

June 15, 2006
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2
(Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01  Other Events

On June 15, 2006, C2 Communications Technologies Inc. (“C2”), a subsidiary of C2 Global Technologies Inc., announced that it has filed a patent infringement lawsuit against AT&T, Inc., Verizon Communications, Inc., Qwest Communications International, Inc., Bellsouth Corporation, Sprint Nextel Corporation, Global Crossing Limited, and Level 3 Communications, Inc. The complaint was filed in the Marshall Division of the United States District Court for the Eastern District of Texas and alleges that the defendants’ services and systems utilizing Voice over Internet Protocol (“VoIP”) infringe C2’s U.S. Patent No. 6,243,373, entitled “Method and Apparatus for Implementing a Computer Network/Internet Telephone System”.

C2 is represented in this litigation by Susman Godfrey, LLP and Monts & Ware, LLP.

C2 Global Technologies Inc. is a subsidiary of Counsel Corporation (TSX:CXS).

On June 15, 2006, C2 Global Technologies Inc. issued a press release announcing the litigation described above. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

99.1  Press Release dated June 15, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: June 15, 2006	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Executive Vice President, Corporate Secretary and Chief Financial Officer